UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2005

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2005, EH/Transeastern LLC ("EH/Transeastern"), an indirect subsidiary of Technical Olympic USA, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with Transeastern Properties, Inc. ("Transeastern"). EH/Transeastern is a subsidiary of TE/Tousa LLC, which is currently 100% owned by TOUSA Homes LP, a wholly owned subsidiary of the Company. The Company expects that 50% of the membership interests in EH/Transeastern will ultimately be owned by, among others, the principals of Transeastern. The Purchase Agreement provides that EH/Transeastern will acquire substantially all of the homebuilding assets and certain liabilities of Transeastern. The purchase price for the assets will be based upon the net worth of Transeastern as of the closing date plus a premium related to the assets to be acquired. Transeastern will have an opportunity to receive further payments based upon the achievement of certain earnings targets and land use entitlement of identified parcels of land. The purchase price will also include the repayment by EH/Transeastern of certain obligations of Transeastern as of the closing. The Company anticipates that the transaction will close in the third quarter of 2005 subject to the satisfaction of certain conditions precedent, including continued due diligence.

Item 7.01. Regulation FD Disclosure.

On June 6, 2005, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Exhibits.

99.1 Press Release, dated June 6, 2005, of Technical Olympic USA, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

June 9, 2005	By:	Beatriz L. Koltis

Name: Beatriz L. Koltis
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 6, 2005, of Technical Olympic USA, Inc.